UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material under §240.14a-12 CITIZENS FINANCIAL GROUP, INC. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check all boxes that apply): ☒ No fee required ☐ Fee paid previously with preliminary materials ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 11, 2025 Re: Citizens Financial Group, Inc. 2025 Annual Meeting of Stockholders (April 24, 2025) Dear Citizens Financial Group, Inc. Shareholder: On behalf of the Board of Directors (the “Board”) and the Compensation and Human Resources Committee (the “Compensation and HR Committee”) of Citizens Financial Group, Inc. (the “Company”), we are writing to request your support by voting according to the Board’s recommendations on all proposals included in the Company’s proxy statement filed on March 10, 2025 (the “2025 Proxy Statement”). In particular, we are requesting that you vote "FOR" Proposal #2: Advisory Vote on Executive Compensation (the “2025 Say-on-Pay Proposal”) in the 2025 Proxy Statement. Shareholder Engagement The outcome of our 2024 say-on-pay vote was seriously considered by the full Board, Compensation and HR Committee, and senior management. Maintaining an open dialogue with shareholders is important to us. Following last year’s annual meeting of shareholders, we continued our long-standing shareholder outreach program and focused on understanding any specific concerns about our compensation program in light of lower say-on-pay support in 2024. During these shareholder meetings we also discussed the Leadership Succession Awards (“LSAs”) granted to select executives in June 2024 to obtain shareholder views on those awards and understand what elements of disclosure regarding the LSAs would be important for us to include in our 2025 Proxy Statement. The Company invited a substantial number of shareholders to engagement sessions and held in-depth discussions with shareholders that voted both in favor of and against last year’s say-on-pay proposal. Nearly all these conversations were led by Edward J. Kelly III, our Lead Director and Chair of our Compensation and HR Committee, and were joined by Susan LaMonica, our Chief Human Resources Officer, as well as representatives from our Legal, Reward, Investor Relations, and Sustainability teams. Compensation Program Enhancements In response to shareholder feedback, during 2024 the Compensation and HR Committee made several changes to our compensation program structure and enhancements to related disclosure, including the below (described in detail on pages 49-50 of our 2025 Proxy Statement): • Incorporated weightings on performance elements and maximum achievement levels. • Implemented parameters relating to executive pay adjustments. • Adopted target compensation amounts for all named executive officers. • Enhanced our disclosure on the following topics: performance factors weighted most heavily in determining executive compensation; core metric performance ranges for our performance stock unit awards; and our succession planning process. Leadership Succession Awards The Board and Compensation and HR Committee consider CEO succession planning one of their most vital duties. Since our initial public offering, the Board and Compensation and HR Committee have discussed CEO succession planning on a regular basis to ensure that a comprehensive plan is in place for various circumstances and time horizons. Given that Bruce Van Saun is nearly 68 years old, those discussions have intensified over the past few years. Although Mr. Van Saun does not have immediate plans to retire and has not identified a retirement date, that transition has the potential to occur within the next several years.

2 Information about key elements of the awards is included below. We encourage shareholders to read the detailed discussion of the LSAs on pages 51-53 of the 2025 Proxy Statement. • Rationale for Awards Poorly executed CEO transitions can significantly hurt shareholder value in both the short and long- term. Accordingly, the Board and Compensation and HR Committee identified a strong slate of candidates. After multiple discussions over several months, the Board and Compensation and HR Committee determined it was prudent to grant Leadership Succession Awards (“LSAs”) to three executives identified as potential CEO successors: John F. Woods (Vice Chair and Chief Financial Officer), Brendan Coughlin (Vice Chair and Head of Consumer Banking), and Elizabeth Johnson (Former Vice Chair and Chief Experience Officer). As noted in the 2025 Proxy Statement, Ms. Johnson retired in March 2025 and forfeited her LSAs as a result. The combination of the strength of our leadership team and their success in transforming our business along with the competitive market for executive talent led the Board to conclude that granting the LSAs was a necessary step in planning for an eventual smooth CEO transition. In granting the LSAs, the Board’s goal was to preserve its ability to consider several internal CEO candidates. Recent senior executive transitions in the financial sector and grants of special awards, including at peers KeyCorp, Truist, and PNC, underscore the strength of the market for executive talent and the perceived benefit of protective measures. While some individuals may believe that smooth CEO transitions should not require additional awards, given the context described above, the Board and Compensation and HR Committee determined it was critical to demonstrate the Company’s commitment to these executives at that time. • Magnitude of Awards In determining award amounts, the Company sought to establish values that were market competitive and recognized the attractiveness of each candidate for positions at other financial institutions. In the case of Mr. Coughlin, another relevant factor was his level of equity ownership relative to other executives given that he is a newer member of Mr. Van Saun’s direct management team, with the goal of further aligning him with shareholder interests. Award amounts also took into account the timeline for CEO succession readiness. Although some may believe that the aggregate value of LSAs granted to Mr. Woods ($7MM) and Mr. Coughlin ($12MM) merit scrutiny given the size of the awards relative to the executives’ annual target compensation, the Board does not agree. In thinking about award value, the Board and Compensation and HR Committee believe it is more appropriate to consider the annualized value of the awards over the three-year vesting period instead of aggregate award values. Also, the purpose of these awards was to demonstrate the Company’s commitment to these executives so that they remain with the Company over the duration of the three-year vesting period; as such, we do not believe the value should be driven or evaluated by reference to these executives’ annual target compensation amounts. Form and Metrics of Awards Half of the total LSA value was granted in the form of PSUs with metrics aligned to the drivers of long- term returns and which further our strategic plan. A significant portion was also granted in the form of RSUs (33%-50%) to encourage continuous service to the Company, and for Mr. Woods and Mr. Coughlin a small portion was awarded in the form of restricted cash (14%-17%) to provide some liquidity in light of their increased stock ownership requirements (which were increased from 3x to 6x base salary, in line with the ownership guideline in place for Mr. Van Saun). The PSUs and RSUs would be forfeited upon resignation by the executive, including by reason of retirement, and the restricted cash awards are subject to repayment in full if the executive resigns within three years. The PSUs have a three year-performance period (2024-2026) are based 50% on average ROTCE and 50% on cumulative EPS, and have a +/-20% total shareholder return (“TSR”) modifier. The maximum payout level for these awards is 150% of target, with maximum average ROTCE tied to

3 underlying 2026 ROTCE of 18%, which is at the upper end of our medium-term guidance and maximum cumulative EPS tied to 2026 EPS of $7.26. Proxy Advisory Review Our responsiveness to shareholders’ feedback on our executive compensation program was acknowledged by both Institutional Shareholder Services (“ISS”) and Glass Lewis (“GL”) in their voting recommendation reports this year. Nevertheless, each of ISS and GL has recommended that shareholders vote “AGAINST” our Say-on-Pay Proposal. These recommendations were driven by the LSAs granted in June 2024 to select executives identified as CEO successor candidates. We disagree with ISS’ and GL’s recommendations. We believe the rationale of the Board and Compensation and HR Committee in granting these awards was sound and appropriate and that the LSAs were structured in a manner aligned with shareholder interests. Conclusion We believe that the Compensation and HR Committee has designed and administered an executive compensation program that has a demonstrated history of maintaining appropriate alignment between executive compensation and company performance, is supported by effective corporate governance and risk management, and which has been responsive to shareholder feedback as demonstrated by the changes implemented during 2024. It was after careful consideration over several months by the Board and Compensation and HR Committee that the LSAs were granted and we believe those awards were critically necessary to preserve shareholder value. For all the reasons noted above, we urge you to vote FOR our “2025 Say-on-Pay” proposal and for all proposals set forth in our 2025 Proxy Statement. I hope that this letter, together with the more detailed information in our 2025 Proxy Statement, will assist you in making fully informed voting decisions. Please also note that you may change your vote at any time before our annual meeting on April 24, 2025, by providing revised voting instructions. Thank you for your consideration. Sincerely, Edward J. Kelly III Lead Independent Director and Chair, Compensation and Human Resources Committee